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                                      ALLEGHENY ENERGY SOLUTIONS, INC.
                                      BALANCE SHEET
                                      As of March 31, 1999


Assets
Property, Plant and Equipment:
   At Original Cost                                        $25,261

Current assets:
   Cash                                                    163,918
   Accounts Receivable:
        Electric Service                                    24,990
        Other                                            2,196,234
        Allowance for Uncollectibles                       (44,612)
   Accounts Receivable - Affiliates                            293
   Prepaid Taxes                                           263,592
                                                         2,604,414
Deferred charges:
   Other                                                    29,859

          Total Assets                                  $2,634,273


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 3,242,620
   Retained earnings                                    (3,456,222)
                                                          (212,602)
Current liabilities:
   Short - Term Debt                                     2,100,000
   Accounts payable - Affiliated                           213,666
   Accounts payable - Other                                  1,195
  Taxes accrued:
        Other                                              148,955
   Other                                                    63,311
                                                         2,527,126
Deferred credit and liabilities
   Other                                                   345,011

          Total Capitalization and Liabilities          $2,659,534

                                      Unaudited